Exhibit 99.1
Post Holdings Announces Repricing of Approximately $2.2 Billion Term Loan
St. Louis, Missouri - March 8, 2018 - Post Holdings, Inc. (NYSE:POST) (the “Company” or “Post”) today announced it completed an opportunistic repricing of its existing approximately $2.2 billion term loan through an amendment to its Credit Agreement.
The amendment reduces the interest rate applicable to the Company’s term loan by 25 basis points (0.25%) to the Eurodollar Rate plus 2.00% or the Base Rate plus 1.00%. The repricing is expected to reduce annual cash interest by approximately $5 million. The term loan maturity date of May 24, 2024 and all other material provisions under the Credit Agreement remain unchanged.
This release does not constitute an offer to sell or the solicitation of an offer to buy any security and shall not constitute an offer, solicitation or sale in any jurisdiction in which such offering, solicitation or sale would be unlawful.
Cautionary Statement on Forward-Looking Language
Forward-looking statements, within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, are made throughout this press release. These forward-looking statements are sometimes identified from the use of forward-looking words such as “believe,” “should,” “could,” “potential,” “continue,” “expect,” “project,” “estimate,” “predict,” “anticipate,” “aim,” “intend,” “plan,” “forecast,” “target,” “is likely,” “will,” “can,” “may,” or “would” or the negative of these terms or similar expressions elsewhere in this release. All forward-looking statements are subject to a number of important factors, risks, uncertainties and assumptions that could cause actual results to differ materially from those described in any forward-looking statements. These factors and risks include, but are not limited to, financial, operational and legal risks and uncertainties detailed from time to time in the Company’s cautionary statements contained in its filings with the Securities and Exchange Commission. These forward-looking statements represent the Company’s judgment as of the date of this press release. The Company disclaims, however, any intent or obligation to update these forward-looking statements.
Contact:
Investor Relations
Brad Harper
brad.harper@postholdings.com
(314) 644-7626